UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 8, 2021

INTERFACE INC

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW	Atlanta	Georgia	30309
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 Par Value Per Share	TILE	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On September 8, 2021, Interface, Inc. (“the Company”) committed to a new restructuring plan that continues to focus on efforts to improve efficiencies and decrease costs across its worldwide operations. The plan involves a reduction of approximately 188 employees and the closure of the Company’s manufacturing facility in Thailand at the end of the first quarter of 2022. As a result of this plan, the Company expects to incur pre-tax restructuring charges between the third quarter of 2021 and the fourth quarter of 2022 of approximately $5.4 million. The charges are comprised of severance expenses ($3.5 million), retention bonuses ($0.5 million), and asset impairments ($1.4 million). The approximately $4.9 million of severance and asset impairment charges will be recognized in the third quarter of 2021. The approximately $0.5 million of retention costs will be recognized through the end of fiscal year 2022 as earned over the requisite service periods.

The restructuring plan is expected to result in future cash expenditures of approximately $4.0 million for payment of the employee severance and employee retention bonuses, as described above. The Company expects to complete the restructuring plan in fiscal year 2022 and expects the plan to yield annualized savings of approximately $1.7 million. A portion of the annualized savings is expected to be realized on the income statement in fiscal year 2022, with the remaining portion of the annualized savings expected to be realized in fiscal year 2023.

ITEM 2.06 MATERIAL IMPAIRMENTS.

In connection with the above-described restructuring plan, which the Company committed to on September 8, 2021, the Company expects to record a noncash charge of $1.4 million in the third quarter of 2021 for the impairment of assets that include the write-down of certain manufacturing assets which are obsolete, underutilized and impaired.

__________________________________________

This Current Report on Form 8-K contains statements which constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include statements regarding the anticipated future charges, expenditures and savings relating to the restructuring plan described above. In particular, all of the anticipated charges, expenditures, savings and time frame relating to the restructuring plan described above are estimates and are therefore subject to change.

The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2021, which discussion is incorporated herein by this reference. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this report except as required by law and cautions readers not to place undue reliance on any such forward-looking statements.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Bruce A. Hausmann
Bruce A. Hausmann
Chief Financial Officer
Date: September 10, 2021